Exhibit 10.46

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 to License Agreement (this “Amendment”) is made as of January 13, 2012, by and among Apthera, Inc., a Delaware corporation (“Licensor”), Kwangdong Pharmaceutical Co., Ltd., a company incorporated in Korea (“Licensee”), and Galena Biopharma, Inc., a Delaware corporation (“Galena”), with reference to the following facts:

WHEREAS, Licensor and Licensee previously entered into a License Agreement, effective as of April 30, 2009 (the “License Agreement”), in connection with Licensor’s grant to Licensee of a license to the Licensed Intellectual Property;

WHEREAS, Licensor is a wholly-owned subsidiary of Galena; and

WHEREAS, Licensor and Licensee wish to amend the License Agreement in certain respects as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not defined in this Amendment shall have the meanings attributed to such terms in the License Agreement.

2. Amendment. Section 3.1(b) of the License Agreement is hereby amended and restated in its entirety to read as follows:

“a four hundred thousand U.S. dollar ($400,000) investment to be paid within thirty (30) days from the date that the first patient is dosed in a Phase III Clinical Trial, with such investment to be made in shares (the “Shares”) of Galena common stock, par value $0.0001 per share (the “Common Stock”), at a price per share equal to the greater of (i) the closing sale price of the Common Stock as reported on the NASDAQ Capital Market (or if not then trading on the NASDAQ Capital Market, the closing sale price of the Common Stock on the stock exchange or over-the-counter market on which the Common Stock is principally trading on such date) on the first full trading day after Galena first issues a press release announcing that the first patient was dosed in a Phase III Clinical Trial, or (ii) $0.65. Notwithstanding anything to the contrary herein, if Galena issues the foregoing press release prior to market open (i.e., 9:30 a.m. EST) on a trading day, then the closing sale price of the Common Stock on that trading day will apply for purposes of (i) of this Section 3.1(b).”

3. Issuance of the Shares. Upon issuance in accordance with the terms of this Amendment, the Shares will be duly authorized, validly issued, fully paid and non-assessable. For its clarity, Galena shall issue the Shares as afore-mentioned subject to the terms of this Amendment and the License Agreement and it shall cause the certificates representing the Shares to be delivered to Licensee.

4. Representations, Warranties and Agreements of Licensee. Licensee represents and warrants to, and agrees with, Licensor and Galena as follows:

(a) Licensee will acquire the Shares for its own account, for investment purposes only.

(b) Licensee understands that the Shares will not upon issuance thereof be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. Licensee is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer placed on Shares may result in Licensee being required to hold the Shares for an indefinite period of time.

(c) Licensee agrees not to sell, assign, transfer or otherwise dispose of, with or without consideration (“Transfer”), any of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Galena any Transfer of the Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the contemplated transferee may be required to furnish Galena with an investment letter setting forth such information and agreements as may be reasonably requested by Galena to verify the Transfer’s compliance with the registration provisions of the Securities Act.

5. Lock-Up. Licensee agrees that, without the prior written consent of Galena, it will not, during the period commencing on the date the Shares are issued to Licensee and ending on the first anniversary of such date: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise.

6. Compliance and liability of Galena and Licensor. Galena shall have Licensor comply with all of the terms and conditions of this Amendment and License Agreement and Galena and Licensor shall be jointly and severally liable for the fulfillment of this Amendment as well as License Agreement.

7. No Other Changes to the License Agreement. Except as expressly amended by this Amendment, all of the terms of the License Agreement shall remain in full force and effect.

8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. Counterpart signature pages to this Amendment may be delivered by facsimile or electronic delivery (e.g., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

APTHERA, INC.			KWANGDONG PHARMACEUTICAL CO., LTD.

By:	/s/ Mark J. Ahn		By:	/s/ Sung Won Choi
	Name:	Mark J. Ahn		Name:	Sung Won Choi
	Title:			Title:	President

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
	Name:	Mark J. Ahn
	Title:	President and CEO

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